BETA TEST SITE AGREEMENT

This Agreement (“Agreement”) is made this ____ day of July, 2006, by and between Axial Vector Engine Corporation (“Axial”) and Dynamics Engines Limited (collectively referred to as “DEL”). (Axial and DEL may be referred to collectively as the “Parties” and individually as a “Party”.)

RECITALS

WHEREAS, Axial is a U.S. publicly traded company and desires to explore a relationship with DEL whereby a DEL facility shall serve as a Beta Test Site for the Axial Flux Generator (AFG); and

WHEREAS, in the normal course of business that the Pparties propose to undertake, Axial and DEL may from time to time require access to each others business sensitive information and other Confidential Information, as such term is defined herein, in connection with any such transactions of Axial with DEL; and

WHEREAS, the Parties desire to address their respective rights and obligations under this Agreement;

WHEREAS, Axial and GBPC are willing to provide access to each others business contacts and other confidential information, provided that both parties, including their respective agents, officers, affiliates, employees and representatives (collectively “Representatives”) agree to restrict disclosure and use of all such Confidential Information according to the terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, it is agreed as follows:

The DEL facility will serve as a Beta Test Site for the AFG, which testing will run for a period of not less than three months, unless this Agreement is earlier terminated.

Axial will be responsible, at Axial’s sole cost and expense, for delivering the AFG to the DEL facility.

At the end of the test period, Axial will be responsible, at Axial’s sole cost and expense, for removing the AFG and returning it to the lab for analysis.

DEL will be responsible for providing the fuel to run the AFG for the duration of the testing period, in return for which DEL will have the benefit of the power generation at no additional cost. DEL shall use its reasonable best efforts to provide such fuel but shall have no liability whatsoever for the failure to so provide such fuel.

An Oversight Group or Work Team (the “Team”) will be appointed consisting of members from Axial and DEL. The Team will, in large part, establish their mandate for approval by DEL and Axial. Typically the Team shall be responsible for a number of activities such as establishing proper and safe operation of the Beta Site and Gen Set; ensure safe and effective interface between the Beta Site and the DEL generation site; provide operator control over the Gen Set in cases such as emergencies or planned shut

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 1 of 8

downs - standard operation procedures; provide appropriate operator training and briefing; ensure that appropriate procedures and protocols are established and enforced; Team sign-offs as appropriate; and ensure a smooth interface and flow of information between the two Team members from DEL and Axial.

Axial will be responsible for all external costs associated with connection of the AFG to DEL’s distribution system via an exiting step up transformer and the fuel line connection, and for ensuring the AFG functions according to DEL’s norms and standards of operation (attached hereto as Annex A.)

Axial will be responsible for training DEL personnel on the basic requirements for operation of the AFG.

Axial will ensure that the AFG conforms to DEL’s standards of operation, performance, and safety to be defined by DEL. In the event that DEL determines, in its sole discretion, that the AFG fails to comply with such standards, DEL shall have the right to shut down the AFG, suspend or remove fuel from the AFG, or take any other actions that DEL deems necessary.

Del will be responsible to obtain any licenses, permits or other governmental required steps to operation of the AFG.

DEL will be responsible to provide only routine maintenance on the AFG. Any maintenance other than routine maintenance will be to the account of Axial. DEL shall not be liable to Axial for the actions or inactions of its personnel relating to any type of work or maintenance performed by such personnel on the AFG.

DEL shall use its reasonable best efforts to assure that tThe DEL provided facility will be ready to accept the AFG no later than December 1 , 2006; provided, however, that DEL shall have no liability to Axial for the failure to accept the AFG on such date.

CONFIDENTIALITY AND NON-CIRCUMVENTION:

1.
“Confidential Information” means all information relating to each Pparty’s trade secrets, pending or granted patent applications, invention disclosures, drawings, documents, specifications, models, plans and all other technical product, business and/or financial information which either Pparty holds confidential and/or proprietary in nature. The term “Confidential Information” excludes any information that (i) is already in the public domain and/or otherwise known to the Pparty or its Representatives prior to disclosure by the opposite Pparty hereto; (ii) becomes generally available to the public other than as a result of disclosure by the Pparty or its Representatives; or (iii) becomes lawfully available to the Pparty or its Representatives on a non-confidential basis from a source (other than the opposite

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 2 of 8

Party hereto) that is not bound by a confidential relationship concerning the Confidential Information, or (iv) is or was developed by or for a Party independently of and without reference to any information disclosed by the opposite Party.

2.
During the term of this Agreement and for one (1) year after the expiration or termination of this Agreement (the “Confidential Period”), tThe Pparties will not at any time, or in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, any information of any kind, nature or description concerning those items in paragraph 1.

3.
During the term of this Agreement, and after the term of this Agreementthe Parties agree not to take, without the written consent of the other Pparty, any notes, reports, calculations, plans, models, trade secrets, research data, product specifications, or blueprints belonging to the other Pparty or in its possession. Upon termination of this Agreement, each Pparty shall within ten (10) days deliver all the materials described in this paragraph to the other Pparty.

4.
This non-disclosure and confidentiality covenant shall not affect Axial or DEL or their assigns from making normal-course disclosures pursuant to SEC regulations or from issuing press releases or from providing such information as may be necessary to carry out the terms and conditions of this Agreement and the obligations and duties contemplated thereunder.

5.
During the Confidential Period, tThe Pparties agree to hold, keep and maintain all Confidential Information disclosed by the opposite Pparty hereto as strictly confidential and agree, and shall cause or direct their Representatives to agree, to: (a) hold in confidence and not deliver, show, summarize or otherwise make available the Confidential Information to any person (except to the extent that they may have a need to know the Confidential Information in connection with any transaction or as required by law or court order), without the prior written consent of the opposite Pparty hereto; (b) not to use the Confidential Information in any fashion, except solely for the proposes of completing a review of the other Pparty’s information in connection with such Party'’s obligations hereundery'any proposed transaction of the Pparties; (c) exercise due care to avoid unauthorized publication or disclosure of the Confidential Information by either Pparty, its Representatives, and/or GBPC; (d) upon the request of either Pparty, to return all written Confidential Information, if any, provided to the other Pparty and/or its Representatives, and not to retain any copies or other reproductions, summaries, or abstracts thereof. Each Pparty hereto shall take all reasonable measures to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of details of any business transaction contemplated by the Pparties or any Confidential Information acquired.

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 3 of 8

6.
The Pparties acknowledge that a breach of this Agreement would immediately result in irreparable harm to the other Pparty for which the Pparties acknowledge that it would be extremely difficult (if not impossible) to ascertain the damages to the breaching Pparty, and that there would be no adequate remedy at law. Therefore, the Pparties hereto agree that, in the event of any breach or threatened breach or violation of the terms of this Agreement, each respective Pparty shall have the right, in addition to any other rights or remedies available at law or in equity (and not in lieu of, including damages), to obtain specific performance and injunctive relief enjoining the other Pparty in any court of competent jurisdiction. If a Pparty or any of its Representatives is required in any civil or criminal legal proceeding or any regulatory proceeding or pursuant to any form of legal process to disclose any part of the Confidential Information, the Pparty shall, if possible, give the other Pparty prompt notice thereof so that Pparty may seek an appropriate protective order or waive in writing compliance with the provisions of the Agreement.

7.
IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OPPOSITE PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS SECTION ENTITLED “CONFIDENTIALITY AND NON-CIRCUMVENTION” IN AN AMOUNT IN EXCESS OF TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00).

Each party hereto covenants with the other party that during the term of this Agreement, neither they nor their Representatives will deal directly with any of the other party’s business contacts or clients in trade without the other party’s prior knowledge and written consent. In the event that either party hereto breaches this provision, the opposite party shall be entitled to immediate compensation from the breaching party in an amount equal to their customary fee in business transactions of a similar nature. For purposes of this Agreement, each party’s respective business contacts or clients in trade shall be deemed Confidential Information and shall be further defined an any third party entity with who the party has a verifiable business relationship with, or is cultivating such relationship with, in anticipation of deriving a financial benefit.

1.
Each party hereto covenants to the other party that neither they nor their Representatives will in any way circumvent, avoid, bypass, or in any way harm or diminish the economic interest of the opposite party hereto (or make, assist, authorize, or permit any effort to do so), either directly or indirectly, in connection with any business transactions contemplated by the parties as it relates to the provisions of any transactions in which either party hereto will, or can reasonably be expected to derive financial benefit.

GOVERNING LAW:

Any disputes under or relating to this Agreement shall be resolved by final and binding arbitration under the laws of NevadaState of Nevada and under the commercial rules of The American Arbitration Association; provided that either Pparty hereto shall nevertheless have the right to institute a lawsuit to pursue interim, equitable remedies. In the event any Pparty hereto institutes any lawsuit, arbitration, or other proceeding to construe or enforce any agreement, the prevailing Pparty will be entitled to recover its costs and expenses, including reasonable attorney fees and costs, incurred in doing so.

This Agreement shall be governed by the laws of Nevada State of Nevada applicable to contracts entered into, and to be fully performed, in said state. This Agreement may be executed in counterparts, which when taken together, shall constitute on and the same instrument. Faxed signatures shall be deemed effective as originals for all purposes.

If, in any judicial proceeding, a court shall refuse to enforce all the provisions of this agreement, any unenforceable provision shall be deemed eliminated from the agreement for the purpose of such proceeding as is necessary to permit the remainder of the agreement to be enforced in such proceeding.

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 4 of 8

SAFETY STANDARDS:

Visitors to the DEL site, including employees of Axial, their agents and members of the Team, will (a) follow all safety standards set by DEL, (b) give appropriate notice of visitation to the site for observation, testing or other required business practices, (c) and accept DEL’s prohibitions on visiting the site, if problems unrelated to the Beta Test Site requiring Axial’s involvement are occurring..

NON-DISRUPTION:

Performance under this Agreement will be undertaken in such a way as to minimize and avoid any disruption of DEL’s other operation at the Beta Test Site.

PRESS RELEASES AND OTHER PUBLIC ANNOUNCEMENTS:

Axial and DEL will only make future public disclosure of the Beta Test Site operation and results after concurrence of the other Pparty to this Agreement and acceptance of the disclosure, so long as any objections are reasonable and justifiable. Axial and DEL will be sent a draft copy for approval of any public statement that mentions DEL or Axial by the other Pparty.

VISA AND CUSTOM REQUIREMENTS:

This Agreement is subject to compliance to any visa and/or customs requirements involving the AFG and/or personnel involved in the Beta Test Site.

SPECIFIC PERFORMANCE:

BINDING EFFECT:

Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Pparties to this Agreement and their heirs, personal representatives, successors and assigns. Each Pparty to this Agreement covenants that he will execute such reasonable documents and perform such reasonable acts as may be required from time to time to carry out the terms and conditions of this Agreement.

NOTICES:

All notices provided for by this Agreement shall be made in writing by delivering personally or by mailing of such notice to the Pparties hereon, registered or certified mail, postage prepaid, at the following addresses or at such other addresses designated in writing by one Pparty to the other:

DEL:                       Racewell, Ltd.
43 King Street
Te Kuti
New Zealand

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 5 of 8

Axial:                      One World Trade Center
121 SW Salmon Street, Suite 1100
Portland, OR 97204

and

Richard E. Fowlks
Attorney at Law
1607 NE 41st Avenue
Portland, OR 97232

ENTIRE AGREEMENT:

This Agreement constitutes the entire agreement and supersedes any prior agreements or understandings between the Pparties hereto and no amendment, alteration or waiver of this Agreement shall be valid or binding unless made in writing and signed by all Pparties hereto.

TERMINATION:

This Agreement may be terminated by either Party for convenience at any time upon thirty (30) days prior written notice of such termination to the other Party. Upon the termination of this Agreement, Axial shall remove the AFG from the DEL facility within ten (10) business days following the effective date of the termination.

INDEMNIFICATION:

Axial shall and does hereby expressly agree to indemnify and hold harmless DEL, its officers, directors, shareholders, employees, parent and affiliates against any and all suits, actions, judgments, costs (including, without limitation, all court costs and attorneys’ fees), losses, damages, or claims of whatever nature arising out of or related to (a) the operation of the AFG, (b) any actions brought against DEL by the agents, employees or subcontractors of Axial while on the DEL site, (c) the acts or omissions of Axial, its agents, employees or subcontractors, including, but not limited to, any injuries to or deaths of persons or any damage to property or equipment, while on the DEL site. Axial further agrees to defend any and all such actions in any court or in arbitration.

RELATIONSHIP:

The Parties acknowledge and intend that their relationship hereunder shall be that of independent contractors. Neither Party nor its employees or agents shall have, nor represent themselves as having, any authority to approve or accept any proposal on behalf of the opposite Party, or make any promise, representation, contract or other commitment binding upon the opposite Party.

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 6 of 8

COMPLIANCE WITH LAWS:

Axial shall comply with (a) all laws, statutes, regulations, and public ordinances governing its actions hereunder and (b) the standards of conduct required by the provisions of the U.S. Foreign Corrupt Practices Act of 1977 (U.S. Public Law 95-213) and any amendments thereto, and shall indemnify, defend and hold DEL harmless from any and all liability, damage, cost, fine, penalty, fee and expense arising from Axial’s failure to do so.

PERMITS:

Axial shall obtain, pay for and maintain in effect, all permits, licenses or other approvals required under applicable laws to be obtained by Axial to perform its obligations hereunder.

INSURANCE:

During the time that the AFG shall be located on the DEL site, Axial shall maintain in full force and effect, commercial general liability insurance covering its actions hereunder and shall name DEL as an additional insured party on such insurance. Such insurance (i) shall include coverage for any accident resulting in bodily injury to or death of any person and consequential damages arising therefrom; (ii) shall include comprehensive property damage insurance; (iii) shall be in an amount of not less than $2,000,000.00 per occurrence; and (iv) shall be issued by an insurance company or companies with a Best’s rating of no less than A: VII or equivalent. Axial shall furnish to DEL, upon request, certificates of insurance evidencing that the same is in full force and effect.

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 7 of 8

NO WAIVER:

No waiver of any provision of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Pparty making the waiver.

IN WITNESS WHEREOF, the Pparties have caused this Agreement to be executed as of the date first written above.

AXIAL VECTOR ENGINE CORPORATION	DYNAMIC ENGINES LIMITED
/s/ Raymond Brouzes	/s/ Robin Fagan
By: Raymond Brouzes	By: Robin Fagan
Its: President	Its: Director

BETA TEST SITE AGREEMENT                                                                                                                                                       Page 8 of 8